EXHIBIT 10.5

Third Amended and Restated
Reimbursement Agreement for Letters of Credit

THIS THIRD AMENDED AND RESTATED REIMBURSEMENT AGREEMENT FOR LETTERS OF CREDIT (this “Agreement”) is made as of this September 28, 2012, by ENVIRONMENTAL TECTONICS CORPORATION (the “Obligor”), with an address at 125 James Way, Southampton, PA 18966 in favor of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at 500 First Avenue, Third Floor, Pittsburgh, PA  15219.  The Obligor and the Bank are parties to that certain Loan Agreement dated as of the date hereof (the “Loan Agreement”) pursuant to which the Bank has made available to the Obligor the Line of Credit (as defined in the Loan Agreement).  This Agreement amends and restates that certain Second Amended and Restated Reimbursement Agreement for Letters of Credit between the Obligor and the Bank dated as of July 2, 2009 (as heretofore amended, the “Existing Reimbursement Agreement”).  From time to time by submitting an application in a form approved by the Bank (an “Application”), the Obligor or any of its subsidiaries or affiliates has requested or may hereafter request the Bank to issue one or more letters of credit (each, a “Credit”) (including the Credits listed on Schedule I hereto (the “Existing Credits”) heretofore issued under the Existing Reimbursement Agreement).  The Bank may issue any such Credit, but the Bank shall have no obligation to do so unless otherwise agreed in writing.  The Obligor agrees that the following terms and conditions shall apply to any Credit, including the Existing Credits:

1.           Definitions and Interpretation.  (a)  In addition to terms defined elsewhere in this Agreement: “Bank Affiliate” means any direct or indirect subsidiary of The PNC Financial Services Group, Inc.; “Base Rate” means a fluctuating rate per annum equal to the highest of (A) the Prime Rate, (B) the sum of the Federal Funds Open Rate plus fifty (50) basis points (0.50%), and (C) the sum of the Daily LIBOR Rate plus one hundred (100) basis points (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.  “Business Day” means any day other than a Saturday, Sunday or other day on which banks in Pittsburgh, Pennsylvania, or any other city of which the Bank may give the Obligor notice from time to time, are authorized or required by law to close; “Daily LIBOR Rate” means for any day, the rate per annum determined by the Bank by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage; “Dollar Equivalent” means, with respect to an amount in any currency other than U.S. dollars, as of any date, the amount of U.S. dollars into which such amount in such currency may be converted at the spot rate at which U.S. dollars are offered by the Bank in Pittsburgh for such currency at approximately 11:00 a.m., Prevailing Time, on such date, plus all actual costs of settlement, including amounts incurred by the Bank to comply with currency exchange requirements of any Governmental Authority; “Federal Funds Open Rate means for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Bank (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day; “Governmental Authority” means any de facto or de jure domestic or foreign government, court, tribunal, agency, or other purported authority; “ISP98” means the International Standby Practices 1998, and any subsequent official revision thereof; “LIBOR Reserve Percentage” means the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”); “Prevailing Time” means the prevailing time in Pittsburgh, Pennsylvania (or any other city of which the Bank may have given the Obligor notice) on the date in question; “Prime Rate” means the interest rate per annum announced from time to time by the Bank as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Bank; “Published Rate” means the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Bank); “Taxes” means all taxes, fees, duties, levies, imposts, deductions, charges or withholdings of any kind required by a Governmental Authority (other than taxes on the Bank’s net income); and “UCP” means the Uniform Customs and Practice as most recently published by the International Chamber of Commerce at the time a Credit is issued.

(b)         If this Agreement is signed by more than one Obligor, each shall be deemed to make to the Bank all the representations, warranties and covenants contained herein, and each shall be jointly and severally liable hereunder. Any reference herein to this Agreement, an Application, a Credit, or any other instrument, agreement or document related hereto or thereto shall be deemed to refer to all amendments, modifications, extensions and renewals hereof and thereof. Determinations made by the Bank pursuant to the terms hereof shall be conclusive absent manifest error.

2.           Payments.  (a)  The Obligor will pay to the Bank (without duplication of amounts due under the Loan Agreement or any other Loan Document (as defined in the Loan Agreement)) the amount to be paid by the Bank with respect to each draft or other payment demand made under a Credit no later than 10 a.m., Prevailing Time, on the date such payment is to be made by the Bank, or such earlier time as the Bank may reasonably require.  If a Credit calls for the delivery by the Bank of an item other than money, the Obligor shall deliver or cause to be delivered such item to the Bank at such time, in advance of the time the Bank is to deliver such item, as the Bank may reasonably require.

(b)         The Obligor agrees to be primarily liable for payment to the Bank with respect to any Credit issued by the Bank at the request of any subsidiary or affiliate of the Obligor.  The Obligor authorizes the Bank to accept Applications from the Obligor’s subsidiaries and affiliates.

(c)         The Obligor will pay to the Bank upon receipt of the Bank’s invoice therefor (i) interest on all amounts payable to the Bank under Section 2(a) from the date due to the date of payment, at the Base Rate plus the Applicable Margin for Base Rate Loans (as defined in the Loan Agreement) then in effect plus three percent (3%); provided that in no event shall the Obligor pay interest in excess of the maximum rate permitted by applicable law; (ii) the Bank’s fees as separately agreed to by the Obligor and the Bank, as well as the customary commissions and other charges regularly charged by the Bank for letters of credit; and (iii) all charges and expenses paid or incurred by the Bank or any of its correspondents in connection with this Agreement or any Credit, including all reasonable legal fees and expenses, whether of internal or external counsel to the Bank.  All periodic interest, fees and commissions shall be calculated on the basis of the actual days elapsed in a 360 day year, and interest shall continue to accrue at the applicable rate set forth herein whether or not a default exists or a judgment has been entered.

(d)         All amounts payable hereunder by the Obligor shall be paid to the Bank at its address set forth above or at such other place as the Bank may give notice from time to time, in immediately available funds in the currency specified by the Bank, without set off, defense, recoupment, deduction, cross-claim or counterclaim of any kind; and free and clear of, and without deduction for, any present or future Taxes.  If the Bank or the Obligor pays any Taxes, whether or not correctly or legally assessed, the amounts payable hereunder shall be increased so that, after the payment of such Taxes, the Bank shall have received an amount equal to the sum the Bank would have received had no such Taxes been paid.  If any amount payable hereunder is denominated in a currency other than U.S. dollars, the Obligor shall make payment in such currency or, at the Bank’s option, shall pay the Dollar Equivalent thereof.  To effect any payment due hereunder, the Bank may debit any account that the Obligor may have with the Bank or any Bank Affiliate.

3.           Nature of Obligations.  (a)  The Obligor’s obligations to the Bank under this Agreement are absolute, unconditional and irrevocable, and shall be paid and performed in accordance with the terms hereof irrespective of any act, omission, event or condition, including, without limitation (i) the form of, any lack of power or authority of any signer of, or the lack of validity, sufficiency, accuracy, enforceability or genuineness of (or any defect in or forgery of any signature or endorsement on) any draft, demand, document, certificate or instrument presented in connection with any Credit, or any fraud or alleged fraud in connection with any Credit or any obligation underlying any Credit, in each case, even if the Bank or any of its correspondents have been notified thereof; (ii) any claim of breach of warranty that might be made by the Obligor or the Bank against any beneficiary of a Credit, or the existence of any claim, set off, recoupment, counterclaim, cross-claim, defense, or other right that the Obligor may at any time have against any beneficiary, any successor beneficiary, any transferee or assignee of the proceeds of a Credit, the Bank or any correspondent or agent of the Bank, or any other person, however arising; (iii) any acts or omissions by, or the solvency of, any beneficiary of any Credit, or any other person having a role in any transaction or obligation relating to a Credit; (iv) any failure by the Bank to issue any Credit in the form requested by the Obligor, unless the Bank receives written notice from the Obligor of such failure within three Business Days after the Bank shall have furnished the Obligor (by facsimile transmission or otherwise) a copy of such Credit and such error is material; and (v) any action or omission (including failure or compulsion to honor a presentation under any Credit) by the Bank or any of its correspondents in connection with a Credit, draft or other demand for payment, document, or any property relating to a Credit, and resulting from any censorship, law, regulation, order, control, restriction, or the like, rightfully or wrongly exercised by any Governmental Authority, or from any other cause beyond the reasonable control of the Bank or any of its correspondents, or for any loss or damage to the Obligor or to anyone else, or to any property of the Obligor or anyone else, resulting from any such action or omission.

(b)          The Bank is authorized to honor any presentation under a Credit without regard to, and without any duty on the Bank’s part to inquire into, any transaction or obligation underlying such Credit, or any disputes or controversies between the Obligor and any beneficiary of a Credit, or any other person, notwithstanding that the Bank may have assisted the Obligor in the preparation of the wording of any Credit or documents required to be presented thereunder or that the Bank may be aware of any underlying transaction or obligation or be familiar with any of the parties thereto.

(c)          The Obligor agrees that any action or omission by the Bank or any of its correspondents in connection with any Credit or presentation thereunder shall be binding on the Obligor and shall not result in any liability of the Bank or any of its correspondents to the Obligor in the absence of the gross negligence or willful misconduct of the Bank.  Without limiting the generality of the foregoing, the Bank and each of its correspondents (i) may rely on any oral or other communication believed in good faith by the Bank or such correspondent to have been authorized or given by or on behalf of the Obligor; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Credit; (iii) may honor a previously dishonored presentation under a Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Bank; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being separately delivered), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Credit; and (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located. In no event shall the Bank be liable to the Obligor for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Credit.

(d)         If the Obligor or any other person seeks to delay or enjoin the honor by the Bank of a presentation under a Credit, the Bank shall have no obligation to delay or refuse to honor the presentation until validly so ordered by a court of competent jurisdiction.

4.           Set Off and Security.  As collateral security for the due payment and performance of the Obligor’s obligations to the Bank hereunder and otherwise, whether such obligations are absolute or contingent and exist now or arise after the date hereof, the Obligor grants to the Bank a contractual possessory security interest in, an unqualified right to possession and disposition of, and a contractual right of set off against, in each case, to the fullest extent permitted by law (a) all property relating to any Credit, and all drafts, payment demands, transport documents, warehouse receipts, documents of title, policies or certificates of insurance and other documents relating to any Credit; (b) property in the possession of, on deposit with, or in transit to, the Bank or any Bank Affiliate, now or hereafter, regardless of how obtained or held (whether in a general or special account or deposit, jointly or with someone else, in safekeeping, or otherwise); and (c) the proceeds (including insurance proceeds) of each of the above (collectively, the “Collateral”).  The Bank’s rights with respect to the Collateral may be exercised without demand on or notice to the Obligor.  The Bank shall be deemed to have exercised its right of set off immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.  The Obligor agrees from time to time to deliver to the Bank, on demand, such further agreements and instruments, and such additional security, as the Bank may require to secure, or further secure, the Obligor’s obligations hereunder.

5.           Representations, Warranties, Covenants.  The Obligor represents, warrants, and covenants that (a) if not a natural person, the Obligor is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) duly qualified to do business in those jurisdictions in which its ownership of property or the nature of its business activities makes such qualification necessary, except where its failure to be so qualified would not have a material adverse effect on the Obligor or its business; (b) the Obligor has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all such action has been duly authorized by all necessary proceedings on the Obligor’s part, and neither now nor hereafter shall contravene or result in a breach of (i) any organizational document of the Obligor, (ii) any agreement, document, or instrument binding on the Obligor or its property, or (iii) any law, treaty, regulation, or order of any Governmental Authority, or (iv) require any notice, filing, or other action to or by any Governmental Authority, except, in the case of clauses (ii) or (iii), for violations or breaches that are immaterial; (c) all financial statements and other information received from the Obligor by the Bank prior to the date hereof fairly and accurately present its financial condition in accordance with generally accepted accounting principles, and no material adverse change has occurred in the Obligor’s financial condition or business operations since the date thereof; (d) there are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Obligor, threatened against the Obligor which could reasonably be expected to result in a material adverse change in its financial condition or business operations; (e) the Obligor will promptly submit to the Bank such information relating to the Obligor’s affairs (including but not limited to annual financial statements) as the Bank may reasonably request; and (f) the Obligor and each transaction and obligation underlying each Credit are and shall remain in compliance in all material respects with all laws, treaties, rules, and regulations of any Governmental Authority, including, without limitation, foreign exchange control, United States foreign assets control, and currency reporting laws and regulations, now or hereafter applicable.

6.           Events of Default.  The occurrence of any of the following is an “Event of Default” hereunder: (a) the Obligor’s failure to pay when due any obligation to the Bank under this Agreement; (b) the Obligor’s failure to perform or observe any other term or covenant of this Agreement which failure is not cured within thirty (30) days after it occurs; (c) any representation or warranty made or furnished by the Obligor in connection with this Agreement shall be false, incorrect or incomplete in any material respect when made; (d) the occurrence of any event of default or default and the lapse of any notice or cure period under any other debt, liability or obligation of the Obligor to the Bank; (e) a default with respect to any other indebtedness of the Obligor for borrowed money having a then-outstanding principal amount in excess of $100,000, if the effect of such default is to cause or permit the acceleration of such debt; (f) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (g)  filing by or against the Obligor or any of its property of any proceeding relating to bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship, or similar proceeding (and, in the case of any such proceeding instituted against the Obligor, such proceeding is not dismissed or stayed within 60 days of the commencement thereof); (h) the entry of a final, non-appealable judgment or judgments, that individually or in the aggregate exceed $100,000, against the Obligor and the failure of the Obligor to discharge the judgment within thirty (30) days of the entry thereof; (i) any material adverse change in the Obligor’s business, assets, operations, financial condition or results of operations; (j) the death, incarceration, indictment, or legal incompetency of an individual Obligor or, if the Obligor is a partnership or limited liability company, the death, incarceration, indictment, or legal incompetency of any individual general partner or member; (k) the occurrence of any of the above events with respect to any person which has now or hereafter guarantied or provided any collateral for any of the Obligor’s obligations hereunder, provided that no event described in clause (k) hereof shall constitute an Event of Default if within sixty (60) days of such event the Obligor shall provide to the Bank a confirmation from such individual’s estate of its liability for the such obligations or cash collateral in an amount equal to the amount of credit support provided by such person; or (l) any guarantee, or any document, instrument or agreement purporting to provide the Bank security for the Obligor’s obligations hereunder shall be challenged, repudiated, or unenforceable for any reason.

7.           Remedies.  Upon the occurrence of any Event of Default (a) the amount of each Credit, together with any additional amounts payable hereunder, shall, at the Bank’s option, become due and payable immediately without demand upon or notice to the Obligor; (b) the Bank may exercise from time to time any of the rights and remedies available to the Bank under this Agreement, under any other agreements or instruments now or in the future evidencing or securing obligations of the Obligor to the Bank, or under applicable law, and all such remedies shall be cumulative and not exclusive; and (c) upon request of the Bank, the Obligor shall promptly deliver to the Bank in immediately available funds, as collateral for any and all obligations of the Obligor to the Bank, an amount equal to 105% of the maximum aggregate amount then or at any time thereafter available to be drawn under all outstanding Credits, and the Obligor hereby pledges to the Bank and grants to the Bank a security interest in all such funds as security for such obligations, acknowledges that the Bank shall at all times have control of such funds and shall be authorized to give entitlement orders (as defined in the UCC) with respect to such funds, without further consent of the Obligor or any other person, and agrees promptly to do all further things that the Bank may deem necessary in order to grant and perfect the Bank’s security interest in such funds.  The Obligor waives presentment, protest, dishonor, notice of dishonor, demand, notice of protest, notice of non-payment, and notice of acceptance of this Agreement, and any other notice or demand of any kind from the Bank.

8.           Subrogation.  The Bank, at its option, shall be subrogated to the Obligor’s rights against any person who may be liable to the Obligor on any transaction or obligation underlying any Credit, to the rights of any holder in due course or person with similar status against the Obligor, and to the rights of any beneficiary or any successor or assignee of any beneficiary.

9.           Indemnification.  The Obligor agrees to indemnify the Bank and each Bank Affiliate and each of their respective officers, directors, shareholders, employees and agents (each, an “Indemnified Party”) and to hold each Indemnified Party harmless from and against any and all claims, liabilities, losses, damages, Taxes, penalties, interest, judgments, costs and expenses (including reasonable legal fees and costs, whether of internal or external counsel to the Bank and all expenses of litigation or preparation therefor), which may be incurred by or awarded against any Indemnified Party, and which arise out of or in connection with (a) any Credit, this Agreement, or any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before Governmental Authority, which arises out of or relates to this Agreement or any Credit (and irrespective of who may be the prevailing party); (b) any payment or action taken in connection with any Credit, including, without limitation, any action or proceeding seeking to restrain any drawing under a Credit or to compel or restrain any payment or any other action under a Credit or this Agreement (and irrespective of who may be the prevailing party); (c) the enforcement of this Agreement or the collection or sale of any property or collateral; and (d) any act or omission of any Governmental Authority or other cause beyond the Bank’s reasonable control; except, in each case, to the extent such claim, liability, loss, damage, Tax, penalty, interest, judgment, cost or expense is found by a final judgment of a court of competent jurisdiction to have resulted from the Bank’s gross negligence or willful misconduct.

10.         Miscellaneous.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt.  Notices may be given in any manner to which the parties may separately agree, including electronic mail.  Without limiting the foregoing: (i) first class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices and (ii) Applications may be submitted electronically via, and in accordance with the terms and conditions of, the PINACLE Network System (or such other network system offered by the Bank), if Obligor is an authorized user of such system or by such other electronic means acceptable to the Bank. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section. The Bank may rely, and shall be protected in acting or refraining from acting, upon any Notice or Application believed by the Bank to be genuine and to have been given by the proper party or parties. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered to be a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power.  No modification, amendment or waiver of, or consent to any departure by the Obligor from, any provision of this Agreement, will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  If any provision of this Agreement is found to be invalid by a court, all the other provisions of the Agreement will remain in full force and effect.  If this Agreement is executed by more than one Obligor, each Obligor waives any and all defenses to payment and performance hereunder based upon principles of suretyship, impairment of collateral, or otherwise and, without limiting the generality of the foregoing, each Obligor consents to: any change in the time, manner, or place of payment of or in any other term of all or any of the obligations of any other Obligor hereunder or otherwise, and any exchange or release of any property or collateral, or the release or other amendment, extension, renewal, waiver of, or consent to departure from, the terms hereof or of any guaranty or security agreement or any other agreement related hereto.  This Agreement will be binding upon and inure to the benefit of the Obligor and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Obligor may not assign this Agreement in whole or in part without the Bank’s prior written consent and the Bank may at any time assign this Agreement in whole or in part.  The Obligor hereby authorizes the Bank, from time to time without notice to the Obligor, to record telephonic and other electronic communications of the Obligor and provide any information pertaining to the financial condition, business operations or creditworthiness of the Obligor to or at the direction of any Governmental Authority, to any of the Bank’s correspondents, and any Bank Affiliate, and to any of its or their directors, officers, employees, auditors and professional advisors, to any person which in the ordinary course of its business makes credit reference inquiries, to any person which may succeed to or participate in all or part of the Bank’s interest hereunder, and as may be necessary or advisable for the preservation of the Bank’s rights hereunder.  The Bank acknowledges that Obligor is a publicly traded company and the Bank understands and will comply with its obligations under applicable securities laws with regard to material non-public information of Obligor provided hereunder to the Bank (or any other person described in the preceding sentence).  This is a continuing Agreement and shall remain in full force and effect until no obligations of the Obligor and no Credits exist hereunder; provided, however, that termination of this Agreement shall not release the Obligor from any payment or performance that is subsequently rescinded or recouped, and the obligation to make any such payment or performance shall continue until paid or performed as if no such payment or performance ever occurred.  Provisions concerning payment, indemnification, increased costs, Taxes, immunity, and jurisdiction shall survive the termination of this Agreement.

11.         Waiver of Immunity.  The Obligor acknowledges that this Agreement is entered into, and each Credit will be issued, for commercial purposes and, if the Obligor now or hereafter acquires any immunity (sovereign or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or any of its property, the Obligor hereby irrevocably waives such immunity.

12.         Jurisdiction.  The Obligor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district in the Commonwealth of Pennsylvania where the Bank’s office set forth above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment, or exercising any right against the Obligor individually, against any security, or against any property of the Obligor within any other county, state or other foreign or domestic jurisdiction.  The Obligor agrees that the venue provided above is the most convenient forum for the Bank and the Obligor.  The Obligor waives any objection to venue and any objection based on a more convenient forum in any action under this Agreement.

13.         WAIVER OF JURY TRIAL.  THE OBLIGOR IRREVOCABLY WAIVES ALL RIGHTS THE OBLIGOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY CREDIT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY CREDIT, OR ANY OBLIGATION OR TRANSACTION UNDERLYING ANY OF THE FOREGOING.  THE OBLIGOR ACKNOWLEDGES THAT THIS WAIVER IS KNOWING AND VOLUNTARY.

14.         Governing Law.  This Agreement and each Credit shall be interpreted, construed, and enforced according to (a) the laws of the Commonwealth of Pennsylvania, including, without limitation, the Uniform Commercial Code (“UCC;” with the definitions of Article 5 of the UCC controlling over any conflicting definitions in other UCC Articles); and (b) the UCP or the ISP98, as set forth in each Credit, which are, as applicable, incorporated herein by reference and which shall control (to the extent not prohibited by the law referred to in (a)) in the event of any inconsistent provisions of such law.  In the event that a body of law other than that set forth above is applicable to a Credit, the Obligor shall be obligated to pay and reimburse the Bank for any payment made under such Credit if such payment is, in the Bank’s judgment, justified under either the law governing this Agreement or the law governing such Credit.

[signature page follows]

ENVIRONMENTAL TECTONICS CORPORATION

By:

Print Name:

Title:

SCHEDULE I

Existing Letters of Credit

L/C Number	Description	Amount	Open Date	Exp. Date
18117636-00-00	Bid Bond	$100,000.00	07/13/12	10/09/12
18117729-00-00	ADMS	72,320.00	07/10/12	10/19/12
S262405PHL	Maintenance	47,560.00	11/25/03	11/09/12
S259738PHL	C-130 Repairs	43,190.00	08/08/03	12/30/12
18104493-00-00	Sterilizer	249,600.00	04/12/07	02/28/13
18109685-00-00	Maintenance	37,051.52	06/04/08	08/12/13
18110104-00-00	ADMS	286,250.00	07/22/08	08/30/13
18113665-00-00	Maintenance	40,612.72	08/23/10	05/12/14
Total		$876,584.24